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                                                                   EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 1, 2001, by and between National Equipment Services, Inc. (the "Company"), and Stephen A. Shaughnessy (the "Employee").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company shall employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4 hereof (the "Employment Period").

     2. POSITION AND DUTIES. During the Employment Period, the Employee shall serve as Chief Operating Officer and shall perform the normal duties and responsibilities of a Chief Operating Officer or such other services as may be from time to time designated by the Company, subject to the direction and authority of the Company's Chief Executive Officer or his designate. The Employee shall devote his best efforts and his full business time and attention to his duties and shall perform his duties and responsibilities faithfully and to the best of his ability and to carry out the policies and directives of the Company. The Employee agrees to take no action prejudicial to the interests of the Company during the Employment Period.

     3.  BASE SALARY AND BENEFITS.

     (a) During the Employment Period, the Employee's base salary shall be $300,000 per annum or such higher rate as the Company may designate from time to time (the "Base Salary"). The Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, the Employee shall be entitled to participate in all of the Company's employee benefit programs for which employees of the Company are generally eligible. The Company reserves the right to unilaterally alter or modify its employee benefit plans and Company policies at any time as it, in its sole judgement determines appropriate, without recourse by the Employee.

     (b) The Company shall reimburse the Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) Also, in addition to the Base Salary, the Company may in its sole discretion,

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award a bonus to the Employee of up to 50% of salary following the end of each fiscal year during the Employment Period based upon the Employee's performance and the Company's operating results during such year.

     (d) The Executive will be issued stock options representing the right to acquire 100,000 shares of common stock of the Company at the strike price of $1.79 (the closing price on October 31, 2001, the day of acceptance), pursuant to the Stock Option Plan, which stock options will be subject to the vesting and other restrictions as set forth in the related Stock Option Agreement to be entered into between Executive and NES. A standard draft of the Stock Option Agreement is attached hereto.

     (e) The Executive shall be entitled to 4 weeks vacation per annum, taken with approval in advance from the Chief Executive Officer. The Executive may carry over to the next year up to a maximum of 2 weeks of unused vacation

     (f) The Executive shall be entitled to be reimbursed for all reasonable and necessary moving and relocation expenses incurred in moving from Boston, MA, to the Chicago area, including the payment by NES of the grossed up (for tax purposes) sales commission owed as a result of selling your home in Boston and attorneys fees incurred in connection with the purchase of your home in Chicago. You also will be reimbursed for temporary living and commuting expenses between Chicago and Boston for a reasonable length of time, not to extend past January 15, 2002.

     4.  TERM.

     (a) The Employment Period shall be for an initial three year period commencing with the effective date of this Agreement, and continuing on a year to year basis thereafter, unless earlier terminated (i) by the Employee's resignation, death or disability, (ii) by the Company for Cause or (iii) by the Company other than for Cause thereafter.

     (b) If the Employment Period is terminated pursuant to clause (a)(i) or clause (a)(ii) above, the Employee shall be entitled to receive his Base Salary through the date of termination. If the Employment Period is terminated pursuant to clause (a)(iii) above, the Employee shall be entitled to receive his Base Salary through the 12th month anniversary of the date of termination, if and only if the Employee has not breached and does not breach Section 6, 7, 8, 9, 10 or 11 hereof.

     (c) All of the Employee's rights to fringe benefits and bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination, except that health insurance will continue for a period of 12 month if the Employee is terminated under section
(4)(a)(iii) above.

     (d) In the event the Company is sold (i.e., more than 50% of the voting shares are transferred to a purchaser, the Company is merged into a company of equal or greater size (in terms of total tangible assets) or substantially all of the assets are sold), Employee shall have the right to demand that such event be treated as constructive severance with

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the same rights accruing to Employee as if terminated pursuant to clause
(a)(iii) above. Additionally, in addition to all other rights and benefits, Employee shall be entitled to be reimbursed for all reasonable and necessary moving expenses and costs (pursuant to clause 3(f) above) for selling his home in Chicago and relocating to the Boston area.

     (d) For the purposes of this Agreement, "CAUSE" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty, or fraud with respect to the Company or its customers or suppliers, (ii) conduct tending to bring the Company into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the company, (iv) gross negligence or willful misconduct with respect to the Company, (v) insubordination or (vi) any other material breach of this Agreement.

     5. OTHER BUSINESSES. As long as Employee is employed by the Company or any of its subsidiaries, Employee agrees that he will not, except with the express written consent of the Company's CEO, become engaged in, or render services for, any business in competition with any business of the Company, any of its subsidiaries or any entity in which the Company or any of its subsidiaries have an equity interest.

     6.  CONFIDENTIAL INFORMATION.

     (a) The Employee acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company ("Confidential Information") are the property of the Company. Therefore, the Employee agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for the use by the public other than as a result of the Employee's acts or omissions.

     (b) Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company or its subsidiaries ("Work Product") belong to the Company or any of its subsidiaries. Employee shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee agrees that, during the term of his employment with the Company and thereafter, he will not disclose the

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Confidential Information or use it in any way, except on behalf of the Company, whether or not such Confidential Information was produced by the Employee's own efforts.

     8.  NON-COMPETITION

     (a) The Employee acknowledges that in the courses of his employment with the Company he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and that his services shall be of special, unique and extraordinary value to the Company. Therefore, based on the foregoing and in further consideration of the compensation to be paid to the Employee hereunder, including NES stock options granted under the Employee Stock Option Plan, the Employee agrees that, from the date hereof through the first 12 month anniversary following the date of termination of the Employment Period or any extension thereof (the "Non-Compete Period"), he shall not directly or indirectly engage (whether as owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) in any business that the company is conducting as of the date of termination of the Employee's employment, within a 100 mile radius of any location where the Employee has performed duties for the company within two years prior to the date of termination, except on behalf of the Company as provided in this Agreement.

     (b) Should termination of the Employment Period be under Section
(4)(a)(iii) of this Agreement, the Non-Compete Period will extend ONLY until the expiry of the six month period outlined in Section (4)(b)(i) of this Agreement.

     9.  NON-SOLICITATION OF CUSTOMERS. Without limiting the generality of
Section 8, employee agrees that he shall not, during the Non-Compete Period, call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company, NES or any of their subsidiaries, in order to induce or attempt to induce such person or entity to cease doing business with the Company, NES or any of their subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation of the Company, NES or any of their subsidiaries (including making any negative statements or communications about the Company, NES or any of their subsidiaries). In order to avoid any disputes under this Section 9, the Parties agree that any person or entity who was a customer of the Company, NES or any of their subsidiaries during the two year period prior to the date of Employee's termination is a violation of this Section 9.

     10. NON-SOLICITATION OF EMPLOYEES. Employee agrees that he shall not, during the Non-Compete Period, directly or indirectly either for himself or any other person or entity, (i) induce or attempt to induce any employee of the Company, NES or any of their subsidiaries to leave the employ of the Company, NES or such subsidiaries, or in any way interfere with the relationship between the Company, NES or any of their subsidiaries and any employee thereof, or (ii) hire any person who was an employee of the Company, NES or any of their subsidiaries at any time during the twelve month period immediately prior to the date on which such hiring would take place (it being

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conclusively presumed by the Parties so as to avoid any disputes under this
Section 10 that any such hiring within such twelve month period is in violation of clause (ii) above).

     11. RETURN OF COMPANY PROPERTY. Employee shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, papers, plans, records, reports, computer discs or tapes, printouts and software and other documents and data (and copies thereof), (a) prepared by or on behalf of the Company, (b) purchased with Company funds or (c) in any way relating to the Confidential Information, Work Product or the business of the Company or any of its subsidiaries, which Employee may then possess or have under his control, whether or not such Confidential Information was produced by the Employee's own efforts. Employee agrees to refrain from copying, retaining or distributing copies of any documents relating to such Confidential Information.

     12. ENFORCEMENT. The parties hereto agree and acknowledge that the restrictions stated herein are reasonable. However, if, at the time of enforcement of Section 7, 8, 9 or 10 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because the Employee's services are unique and because the Employee has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in additions to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of the provisions hereof (without posting bond or security). The Employee agrees that in the event that he breaches this Agreement or threatens to breach the Agreement, the Employee will be liable to the Company for all costs incurred by the Company in enforcing this Agreement, including, but not limited to, reasonable attorneys' fees and costs.

     13. EMPLOYEE'S REPRESENTATIONS. The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgement or decree to which the Employee is a party or by which he is bound, (ii) the Employee is not a party to or bound by any employment agreement or non-compete agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms.

     14. SURVIVAL. Sections 6, 7, 8, 9, 10, and 11 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

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     15. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

         NOTICES TO THE EMPLOYEE:

         Stephen A. Shaughnessy
         131 Tudor Place
         Kenilworth, IL 60043


         NOTICES TO THE COMPANY:

         Chief Executive Officer
         NES
         1603 Orrington Avenue
         Suite 1600
         Evanston, IL 60201

Or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     16. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     17. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The Employee hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     18. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the

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benefit of and be enforceable by the Employee, the Company and their respective heirs, successors and assigns, except that the Employee may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     19. WAIVERS. The waiver by the Company or the Employee of any action, right or condition in this Agreement, or any breach of a provision of this Agreement, shall not constitute a waiver of any other occurrences of the same event.

     20. EXTENSION OF RESTRAINTS DURING A PERIOD OF VIOLATION. In the event the Employee violates any restraint specified in this Agreement, the Employee understands and agrees that the period of the restraint shall not run during the period of the violation. The Employee understands that the purpose of this paragraph is to provide the Company the protection of the restraint to the full agreed-upon duration.

     21. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by and construed in accordance with the substantive law of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     22. HEADINGS: GENDER REFERENCES. The section headings in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement. Wherever used herein, the masculine pronoun shall, as appropriate, be construed to include the feminine.

     23. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding between the Employee and the Company with respect to its subject matter, supercedes any prior communication or understanding with respect thereto, and no modification or waiver or any provision hereof shall be valid unless made in writing and signed by the parties.

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     24. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


Signed as an agreement under seal this 28th day of December 2001.


                                               ---------------------------------
                                                         Kevin P. Rodgers
                                                     Chief Executive Officer


                                               ---------------------------------
                                                     Stephen A. Shaughnessy
                                                            Employee